Exhibit 10.5

Sales and Purchase Contract

Ref. No: HT-2005-12001

Date: 8th December, 2005

Venue : Shenyang, PRC

This contract is signed between:

Party A	: Shenyang Yunfeng Real Estate Development Co. Ltd.

(hereinafter called Party A)

Address	: 73, Nanba Zhong Road, Tiexi District, Shenyang

Legal Representative : JIANG Peng

Party B	: Shenyang Maryland International Industry Co. Ltd.

(hereinafter called Party B)

Address	: 69, Heping Road North, Heping District, Shenyang

Legal Representative : JIANG Fang

1.	Background of Transaction

Shenyang Xinchao Development Co. Ltd is a Sino-Foreign joint venture corporation with a registered initial capital of RMB100 million. The purpose of the formation of the company is the development of a “Xita Project”, a real estate development project. Party A is a majority shareholder of this company with 70% share equity, i.e., RMB70 million. Party A shall now transfer this share equity to Party B. After the transfer of such share equity,

Party B shall become the Chinese Partner of Shenyang Xinchao Development Co. Ltd. This contract is hereby signed between both Parties with a fair justification.

2.	Price of Transaction

Both Parties agreed that the price of the transaction is determined according to the valuation of the “Xita Project” wholly owned by Shenyang Xinchao Development Co. Ltd. Both Parties shall appoint a valuation consultant to value the “Xita Project”. The transaction price is, therefore, a 70% x 90% of the valuation.

3.	Issue of the Valuation Report

The valuation report should be issued on or before 30th April, 2006.

4.	Terms of Payment

a)	After the transaction of the share equity, Party B becomes the Chinese Partner of Shenyang Xinchao Development Co. Ltd, holding 70% share equity. Therefore, a RMB70 million equity capital should be paid. A payment of RMB 40 million in cash, which was invested by Party A before, shall be paid by Party B to compensate Party A within two months after the equity transaction. The remaining RMB 30 million shall be paid according to the “Shenyang Xinchao Development Co. Ltd. Contract” and “the Memorandum of Shenyang Xinchao Development Co. Ltd.”.

b)	The excess value between the agreed transaction price (valuation x

70% x 90%) and RMB 70 million shall be paid by Party B in the form of common stocks of “GCIH”. The amount of the common stocks is determined by the average stock price within 3 months before 30th April, 2006. The amount of common stocks shall be transferred to Party A on or before 30th July, 2006. The total value of the shares issued will not exceed the amount of RMB20 million, The payment in excess of RMB 20 million shall not be made by Party B to Party A.

5.	Force Majeure

Should any term of this contract is not performed by either Party owing to “Force Majeure” such as fire, flooding, earthquake, etc., both Parties shall negotiate, and hence, may delay the execution of the contract.

6.	Arbitration

All disputes arising from the performance of, or relating to this Contract, shall be settled amicably through negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to the People’s Court of China for arbitration in accordance with its arbitration laws.

7.	Others

Additional terms of this Contract shall be agreed upon by both Parties through negotiations. This contract is written in both Chinese and English. Both language versions are equally legitimate. This Contract is written in four originals; each Party holds two.

Signed by Party A, Shenyang Yunfeng Real Estate Development Co. Ltd.:

Representative: JIANG Peng (authorized signature)

Signed by Party B, Shenyang Maryland International Industry Co. Ltd.:

Representative: JIANG Fang (authorized signature)